Exhibit 10.45

HOST MARRIOTT COMPANY

STOCK APPRECIATION RIGHTS

ISSUANCE AGREEMENT

HOST MARRIOTT CORPORATION

ISSUANCE AGREEMENT

This Issuance Agreement (“Issuance Agreement”) is made as of December 29, 1998 (the “Agreement Date”), by and between Host Marriott Corporation, a Delaware corporation (the “Company”), and Richard E. Marriott (the “Grantee”), an individual who holds certain options to purchase shares of common stock of the Company (“Shares”) under Company stock option plans.

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is desirable and in the best interests of the Company that options held by the Grantee to purchase: (i) 25,000 Shares granted on October 12, 1990 with an Option Price of $1.4354, (ii) 16,200 Shares granted on October 3, 1991 with an Option Price of $2.6428 and (iii) 14,500 Shares granted on October 20, 1992 with an Option Price of $3.2408 (the “Prior Options”) be canceled and that the Prior Options be replaced with Stock Appreciation Rights issued pursuant to the 1997 Comprehensive Stock Incentive Plan (the “Plan”) on equivalent economic terms subject to adjustment in accordance with the Employee benefits And Other Employment Matters Allocation Agreement Between host Marriott corporation, Host Marriott, L.P. and Crestline Capital Corporation;

WHEREAS, the Board of Directors of the Company has approved the cancellation of the Prior Options held by the grantee and the issuance of Stock Appreciation Rights;

WHEREAS, the Grantee and the Company have agreed that it is in their mutual best interests that the Prior Options be canceled and the Stock Appreciation Rights be issued to the Grantee.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1.	CANCELLATION OF PRIOR OPTIONS; ISSUANCE OF SARS

The Prior Options are hereby terminated and canceled in their entirety as of the date hereof, and the Grantee shall have no further right to purchase Shares under the Prior Options. The Company hereby grants the Grantee Stock Appreciation Rights (“SARs”) with the Exercise Price, Grant Date, Number of Shares, and Expiration Date as provided on Schedule A, subject to the terms and conditions of the Plan and this Issuance Agreement and to adjustment in accordance with the Employee Benefits And Other Employment Matters Allocation Agreement Between Host Marriott Corporation, Host Marriott, L.P. and Crestline Capital Corporation.

2.	VESTING SCHEDULE

The SARs granted herein shall be fully vested.

3.	EXERCISE OF SARS

3.1	Election to Exercise SARs

These SARs may be exercised by notice to the Company signed by the Grantee or, in the event of legal incapacity or incompetency, by the Grantee’s guardian or legal representative, or, in the event of the Grantee’s death, by his or her executor or administrator or the person or persons to whom the SARs are transferred by will or by the applicable laws of descent and distribution, and received by the Company at its principal office in Bethesda, Maryland. Such election shall specify the number of SARs and the Grant Date of the SARs being exercised. The date upon which such written notice is received by the Company shall be the exercise date of the SARs. If the individual exercising the SARs is not the Grantee, such individual shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the SARs. The number of SARs which may be exercised pursuant to this Issuance Agreement shall be reduced by the number of SARs previously exercised pursuant to this Issuance Agreement.

3.2	Effect of Termination of Employment or Death

If the Grantee goes on leave of absence for a period of greater than twelve months or ceases to be an employee for any reason (including retirement) except death, these SARs will expire at the earlier of (i) the expiration of the SARs in accordance with the terms for which the SARs were granted, or (ii) 90 days from the date on which the Grantee has been on leave for over twelve months or ceases to be an employee, except in the case of a grantee who is an “Approved Retiree” as defined in the Plan. If the Grantee is an Approved Retiree, then these SARs shall expire at the sooner to occur of (i) the expiration of the SARs in accordance with their original term or (ii) one year from the date on which the SARs latest in time awarded to the Grantee under the Plan have become fully exercisable. In the event of the death of the Grantee without Approved Retiree status during the three month period following termination of employment, these SARs shall then be exercisable by the Grantee’s personal representative, heirs or legatees to the same extent and during the same period that the Grantee could have exercised the SARs if the Grantee had not died. In the event of the death of the Grantee while an employee or while an Approved retiree, then the SARs granted to the Grantee shall be exercisable in their entirety by the Grantee’s personal representatives, heirs or legatees at any time prior to the expiration of one year from the date of death of the Grantee, but in no event after the term for which the SARs were granted. For the purposes of this Issuance Agreement, the Grantee shall be deemed to be an employee of the Company as long as the Grantee is treated as such for the purposes of the Employee Benefits And Other Employment Matters Allocation Agreement dated October 8, 1993 between Marriott Corporation and Marriott International (as amended).

4.	PAYMENT FOR SARS

Promptly after the exercise of the SARs, the individual exercising the SARs shall receive from the Company in cash an amount equal to the difference between the Fair Market Value (as such term is defined in the Plan) of a share of stock on the exercise date and the Exercise Price, multiplied by the number of SARs being exercised. An attempt to exercise any SARs granted hereunder other than as set forth above shall be invalid and of no force and effect. The parties hereto recognize that the company may be obligated to withhold federal, state and local income taxes and Social Security taxes to the extent that the Grantee realizes ordinary income in connection with the exercise of the SARs or in connection with the purchase of the SARs by the Company. The Grantee agrees that the Company may withhold amounts needed to cover such taxes from payments otherwise due and owing to the Grantee.

5.	NON-ASSIGNABILITY OF SARS

The SARs shall not be assignable or transferable by the Grantee except by will or by the laws of descent and distribution. During the Grantee’s lifetime the SARs may be exercised only by the Grantee or, in the event of incompetence, by the Grantee’s legally appointed guardian.

6.	RECAPITALIZATION OR REORGANIZATION

Certain events affecting the common stock of the Company and mergers, consolidations and reorganizations affecting the Company may affect the number or type of securities upon which the SARs are based or limit the remaining terms over which these SARs may be exercised in accordance with Section 4 of the Plan.

7.	GENERAL RESTRICTION

In accordance with Section 3.2 of the Plan, the Company may limit or suspend the exercisability of these SARs under certain circumstances. Any delay caused thereby shall in no way affect the date of termination of these SARs. The Company shall not be required to pay cash under the SARs if the exercise of the SARs would constitute a violation by the individual exercising the SARs or by the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities law or regulation.

8.	EMPLOYMENT RIGHTS

Nothing contained in this Issuance Agreement shall be construed to limit or restrict the rights of the Company or of any subsidiary to terminate the Grantee’s employment at any time, with or without cause, or to increase or decrease the Grantee’s compensation from the rate of compensation in existence at the time this Issuance Agreement is executed. The loss of existing or potential profit in the SARs shall not constitute an element of damages in the event of termination of the employment of the

Grantee even if the termination is in violation of an obligation of the Company to the Grantee by contract or otherwise.

9.	INTERPRETATION

The provisions of the Plan relating to stock appreciation rights are incorporated herein by reference and form an integral part of this Issuance Agreement. Except as otherwise set forth herein, capitalized terms used herein shall have the meanings given to them in the Plan. In the event of any inconsistency between this Issuance Agreement and the Plan, the terms of the Plan shall govern. A copy of the Plan is included in the Prospectus and is also available from the Human Resources Department of the Company upon request. All decisions and interpretations made by the Board or the Committee with regard to any question arising under the Plan, the Prior Option Agreements or this Issuance Agreement shall be final, binding and conclusive on the Company and the Grantee and any other person entitled to exercise the SARs as provided for herein.

10.	PROSPECTUS

The Grantee has been provided with, and hereby acknowledges receipt of, a prospectus for the Plan dated October 10, 1997, which contains, among other things, a description of the Stock Appreciation Rights provisions of the Plan.

11.	AMENDMENT OF THIS AGREEMENT

With the consent of the Grantee, the Committee and/or Board may require that this Issuance Agreement be amended in a manner not inconsistent with the Plan. The Committee and/or Board may require this Issuance Agreement be amended in such respects as it deems necessary to comply with the Internal Revenue Code or regulations which are in effect from time to time. Except for amendments under the previous sentence, any amendment of the Plan after the Grant Date shall not constitute an amendment of the Issuance Agreement without consent of the Grantee and the Committee and/or Board.

12.	GOVERNING LAW

The validity and construction of this Issuance Agreement shall be governed by the laws of the State of Maryland (but not including the choice of law rules thereof).

13.	BINDING EFFECT

Subject to all restrictions provided for in this Issuance Agreement, the Plan and by applicable law limiting assignment and transfer of this Issuance Agreement and the SARs provided for herein, this Issuance Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

14.	NOTICE

All notices or other communications which may be or are required to be given by any party to any other party pursuant to this Issuance Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery, telecopier (fax) or telex, addressed as follows:

If to the Company:

Host Marriott Corporation

10400 Fernwood Road

Bethesda, MD 20817

Attention: General Counsel

If to the Grantee:

At the address set forth below the Grantee’s

signature to this Issuance Agreement

Each party may designate by notice in writing a new address to which any notice or other communication may thereafter be so given. Each notice or other communication which shall be mailed, delivered or transmitted in the manner described above, shall be deemed sufficiently given for all purposes at such time as it is delivered to the addressee with the return receipt, the delivery receipt, the affidavit of personal courier or with respect to a telex, upon receipt of the answer back and with respect to a telecopy upon acknowledgment of receipt thereof and in all cases at such time as delivery is refused by the addressee upon presentation.

15.	ENTIRE AGREEMENT

This Issuance Agreement and the Plan together constitute the entire agreement and all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Issuance Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Grantee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Issuance Agreement, or caused this Issuance Agreement to be duly executed and delivered in their name and on their behalf, as of the day and year first above written.

HOST MARRIOTT CORPORATION

By:	/s/ Christopher G. Townsend

Title: GRANTEE: /s/ Richard E. Marriott

ADDRESS FOR NOTICE TO GRANTEE:
Number Street

City State Zip Code

Schedule A

Stock Appreciation Rights Revised

Number of Shares	Grant Date	Expiration Date	Exercise Price

29,930	10/12/1990	10/12/2005	$1.1990
19,395	10/03/1991	10/03/2006	$2.2075
17,360	10/20/1992	10/20/2007	$2.7070

AMENDMENT TO HOST MARRIOTT CORPORATION

ISSUANCE AGREEMENT

This Amendment, dated October 12, 2005, amends the Issuance Agreement dated as of December 29, 1998, by and between Host Marriott Corporation, a Maryland corporation, as successor to Host Marriott Corporation, a Delaware corporation (the “Company”), and Richard E. Marriott (the “Grantee”).

W I T N E S S E T H

WHEREAS, the Issuance Agreement provides for the issuance of a series of Stock Appreciation Rights (“SARs”) to the Grantee; and

WHEREAS, the parties have agreed to extend the expiration date for the first tranche of SARs set to expire on October 12, 2005.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties do hereby agree as follows:

1.        The expiration date for the 29,930 SARs (with an exercise price of $1.1990) is changed from October 12, 2005, to January 15, 2006. Attached as Exhibit A to this Amendment is a revised Schedule A to the Issuance Agreement reflecting this extension.

2.        The notice address for the Company has been changed to:

Host Marriott Corporation

6903 Rockledge Drive

Suite 1500

Bethesda, MD 20817

Attention: General Counsel

3.        Except as modified herein, all covenants, terms and conditions of the Issuance Agreement shall remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first written above.

HOST MARRIOTT CORPORATION

By:	/s/ W. Edward Walter
Name: W. Edward Walter Title: ExecutiveVice President

GRANTEE:

/s/ Richard E. Marriott

ADDRESS FOR NOTICE TO GRANTEE:

Number Street

City State Zip Code

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Schedule A

Stock Appreciation Rights Revised

Number of Shares	Grant Date	Expiration Date	Exercise Price

29,930	10/12/1990	01/15/2006	$1.1990
19,395	10/03/1991	10/03/2006	$2.2075
17,360	10/20/1992	10/20/2007	$2.7070

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